Exhibit 4.6

SOUTHERN FIRST BANCSHARES, INC.

2010 STOCK INCENTIVE PLAN

Form of Stock Option Agreement

SOUTHERN FIRST BANCSHARES, INC.

STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this [__] day of [_______],  2010, between Southern First Bancshares, Inc., a South Carolina corporation (the “Company”), and [__________] (the “Optionee”).

         WHEREAS, on May 18, 2010, the Board of Directors of the Company adopted a Stock Incentive Plan known as the “Southern First Bancshares, Inc. 2010 Stock Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders; and

         WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

         WHEREAS, the Company considers it desirable and in its best interest that the Optionee be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through the grant of an option to purchase shares of common stock of the Company pursuant to the Plan; and

         WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

         NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the Company and the Optionee agree as follows.

            1.         Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

            2.         Grant of Option.  Subject to the provisions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the  “Option”)  to  purchase  the number of shares of the Company’s common stock,  par value $0.01 per share (the “Common Stock”), set forth below, exercisable in the amounts and at the time specified below.  This Option is intended to be an Incentive Stock Option, as defined in the Code.

            Number of Shares:                     [_____________]

            Exercise Price:                       $  [_______] per share

Option Vesting Schedule:          Options are exercisable with respect the shares of Common Stock as follows, subject in each case to continued employment by the Company or a subsidiary of the Company through such date, and subject to the provisions of Section 7 of this Agreement:

No. of Shares	Vesting Date
[_________], 2010
[_________], 2011
[_________], 2012
[_________], 2013
[_________], 2014

            Option Exercise Period:              All options expire and are void unless exercised on or before [___________], 20[__].

            3.         Exercise Terms.  The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Stock as to which the Option remains unexercised but exercisable.  If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

            4.         Restrictions on Transferability.  No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.  During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).  The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

            5.         Notice of Exercise of Option.  This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of a Notice of Exercise approved by the Company) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in this Agreement to the attention of the President or such other officer as the Company may designate.  Any such notice shall (a) specify the number of shares of Common Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers, or constructively delivered through an attestation, having a Fair Market Value equal to the total Exercise Price applicable to such Shares purchased hereunder, or (iii) a certified or cashier’s check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equal the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

            6.         Adjustment in Option.  The number of Shares subject to this Option, the Exercise Price, and other matters are subject to adjustment during the term of this Option in accordance with Section 4 of the Plan.

            7.         Termination of Employment.

                        (a)        In the event of the termination of the Optionee’s employment (including due to retirement) with the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, or (ii) for reasons of death or Permanent and Total Disability, all vesting of the Option shall cease and the Optionee may exercise this Option at any time within a period ending on the earlier of (a) the last day of the period ending three months after such termination or (b) the expiration date of this Option, to the extent of the number of shares which were purchasable (vested) as of the date of such termination (and thereafter this Option shall be deemed terminated and shall not be or become exercisable).

                        (b)        In the event of a termination of the Optionee’s employment for Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

                        (c)        In the event of termination of employment because of the Optionee’s Permanent and Total Disability, all vesting of the Option shall cease and the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period  following the Optionee’s Permanent and Total Disability or (b) the expiration date of this Option, to the extent of the number of shares which were purchasable (vested) as of the date of such termination.

                        (e)        In the event of the Optionee’s death while employed by the Company or any of its  Subsidiaries or within three months after a termination of such employment (if such  termination was not for Cause), the appropriate persons described in Section 5 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 4 hereof may exercise this Option, to the extent vested, at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option.  If the Optionee was an employee of the Company at the time of death, all vesting of the Option shall cease as of the date of death, and, this Option may be so exercised to the extent of the number of shares that were purchasable (vested) as of the date of death.  If the Optionee’s employment terminated prior to his or her death, all vesting of the Option shall have ceased as of the date of termination, and this Option may be exercised only to the extent of the number of shares covered by this Option which were purchasable (vested) as of the date of such termination.

            This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries.  This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

            8.         Compliance with Regulatory Matters.  The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory  authority (including without limitation the Securities and Exchange  Commission) having jurisdiction over the affairs of the Company. The  Optionee agrees that he or she will provide the Company with such information as is reasonably  requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 8.

            9.         Forfeiture.  The purpose of the Plan is to attract, retain, and reward employees, to increase stock ownership and identification with the Company’s interests, and to provide incentive for remaining with and enhancing the value of the Company over the long-term.  Therefore, the Company and the Optionee agree as follows:

                        (a)        If, at any time within the later of (i) one year after termination of the  Optionee’s employment or (ii) one year after the Optionee’s exercise of any portion of this  Option, the Optionee engages in any activity which constitutes a violation of any confidentiality,   noncompetition, nonsolicitation, or similar provision of any employment or other agreement between the Company and the Optionee (or, if no agreement is in place between the Company and the Optionee, any Company policies pertaining to such matters), or if the Optionee engages in any illegal or prohibited activity which is inimical, contrary, or harmful to the interests of the Company (including  conduct related to the Optionee’s  employment for which either criminal or civil penalties  against the Optionee may be sought or violation of the  Company’s  policies, including the Company’s insider trading policy), then (1) this Option shall terminate effective the date on which the Optionee enters into such activity, unless terminating sooner by operation of another term or condition of this Option or the Plan, and (2) any Option Gain realized by the Optionee from exercising all or a portion of this Option shall be paid by the Optionee to the Company.  “Option Gain” shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase.  The forfeiture  provisions described in this Section shall apply even if the Company does not elect otherwise to enforce the employment agreement or take other action against the Optionee, but shall not apply if termination of the Optionee’s employment with the Company occurs in connection with or following a Change in Control involving the Company (as defined in the Plan).

                        (b)        Section 12(d) of the Plan applies with respect to withholding tax payments (if any) with respect to this Option.  The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

                        (c)        The Optionee may be released from its obligations under this Section only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

            10.       Miscellaneous.

                        (a)        This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

                        (b)        Unless the context clearly indicates to the contrary, all capitalized  terms  used herein shall have the  meanings as set forth in this Agreement, or in the event a capitalized term is not clearly described in this Agreement, the meanings as set forth in the Plan.

                        (c)        This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

                        (d)       Income realized by the Optionee pursuant to this Agreement shall not be included in the Grantee’s earnings for the purpose of any benefit plan of the entity in which the Optionee may be enrolled or for which the Optionee may become eligible unless otherwise specifically provided for in such plan.

                        (e)        Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished,  upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the  United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at Post Office Box 17465, Greenville, South Carolina 29606.

                        (f)        This Agreement may not be modified except in writing executed by each of the parties hereto.

            IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company and the Company’s seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

                                                                                                                                                        SOUTHERN FIRST BANCSHARES, INC.

                                                                                                                                                        By: __________________________________

                                                                                                                                                        Name:  R. Arthur Seaver, Jr.

                                                                                                                                                        Title:    Chief Executive Officer

                                                                                                                                                        OPTIONEE

                                                                                                                                                        By:  ________________________________

                                                                                                                                                        Name: _______________________________

                                                                                                                                                        Address:______________________________